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                                                                     EXHIBIT 7.2




                          PRE-EMPTIVE RIGHTS AGREEMENT



          THIS AGREEMENT made as of the 3rd day of November, 1995.



BETWEEN:





          FRANKLIN SUPPLY COMPANY LTD., a corporation amalgamated under the laws of the Province of Alberta (herein "FRANKLIN")

                                     - and -


          CONTINENTAL EMSCO COMPANY, a corporation incorporated under the laws of the State of Delaware (herein "CEC")





          WHEREAS pursuant to a Purchase Agreement (the "Purchase Agreement") dated November 3, 1995 between Franklin and CEC, Franklin agreed to purchase from CEC the shares of Continental Emsco Company Limited in consideration of the issue by Franklin of common shares of Franklin;

          AND WHEREAS CEC and Franklin wish to provide terms upon which CEC would be able to acquire Equity Securities (as that term is defined herein) from time to time and upon the happening of certain events.

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:




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1.        DEFINITIONS

          In this Agreement, the following terms shall have the following meanings:

     (a)  "AFFILIATE" has the meaning set forth in the Purchase Agreement;

     (b) "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in the cities of Calgary, Alberta and Houston, Texas;

     (c) "COMMON SHARES" means common shares of Franklin as constituted from time to time during the term of this Agreement;

     (d) "CEC PERCENTAGE" means, at any time, the lesser of 50.2% of the Equity Securities (calculated on a Fully Diluted Basis) and the percentage of Equity Securities held by CEC and its Affiliates (calculated on a Fully Diluted Basis);

     (e) "CURRENT MARKET PRICE" per Equity Security within a class or series of Equity Securities means, at any date, the weighted average price per Equity Security of that class or series for the 10 consecutive trading days ending on the trading day immediately prior to such date on the principal stock exchange an which such shares are listed, or, if such class or series of Equity Securities is not listed thereon, on such stock exchange on which such class or series of Equity Securities is listed as may be selected for such purpose by the Board of Directors of Franklin or, if such class or series of Equity Securities is not listed on any stock exchange, the Current Market Price shall be the fair market value thereof as determined in good faith by the Board of Directors of Franklin. The weighted average price shall be determined by dividing the aggregate sale price of all Equity Securities of that class or series sold on the applicable exchange, during the said 10 consecutive trading days, by the total number of Equity Securities of that class or series so sold;



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     (f)  "EQUITY SECURITIES" means voting securities, including without limitation the common shares, and includes any securities convertible or exchangeable into voting securities or any rights, options or warrants to acquire or subscribe for voting securities or securities convertible or exercisable into voting securities, and as the context may allow, includes Equivalent Equity Securities;

     (g) "EQUIVALENT EQUITY SECURITIES" means securities of the same class and entitling the holder thereof to the same rights as the applicable Equity Securities and includes options, warrants or rights to acquire Equity Securities and securities convertible or exchangeable into voting securities;

     (h)  "EXPIRY TIME" has the meaning set forth in Section 2.2;

     (i) "FULLY DILUTED BASIS" means the method of calculating the maximum number of votes which could be cast upon an election of directors of Franklin which aggregates the number of votes attaching to:

          (i)  all then outstanding voting securities of Franklin; and

          (ii) all voting securities of Franklin that would be outstanding assuming that all of the then outstanding securities which are convertible or exchangeable into voting securities or are rights, options or warrants to acquire voting securities of Franklin or securities convertible or exchangeable into voting securities of Franklin, were converted, exchanged or exercised into the number of voting securities into which they could be converted, exchanged or exercised, provided that there shall be excluded from such calculation all of such increased number of votes (x) resulting from any amendment of any class or series of securities of Franklin after the issuance of such securities in any way which increases the number of votes attaching to such securities or to any other securities into which such securities are convertible or exchangeable or which may be acquired with such securities, or (y) resulting from any class or series of



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          securities which ordinarily is a non-voting security becoming entitled to vote upon the election of directors of Franklin because of the occurrence of some event which has occurred and is continuing, and further provided (z) there shall be excluded from such calculation all securities that are issuable upon the exercise of the Option until the time within which CEC is required to exercise its Option pursuant to
          Section 3.1 or Section 5, as the case may be, shall have expired;

     (j) "ISSUANCE" means any issuance by Franklin of any Equity Securities at any time or from time to time whether out of treasury, by contract, operation of law or otherwise;

     (k) "PROPORTIONATE NUMBER" or, sometimes herein "its Proportionate Number" or "CEC'S PROPORTIONATE NUMBER" means that number of Equity Securities or Equivalent Equity Securities, as the case may be, which when purchased by CEC would result in CEC owning the CEC Percentage of the total number of Equity Securities subject to an Issuance;

     (l) "STOCK EXCHANGES" means the American Stock Exchange and such other stock exchanges on which the shares of Franklin may be listed from time to time; and

     (m) "VOTING SECURITIES" means securities of Franklin that generally carry the right to vote at meetings of security holders, including without limitation, the right to elect directors of Franklin, and mean on the date hereof, the common shares of Franklin.

2.        GRANT OF OPTION

2.1 Franklin hereby grants to CEC on the terms and conditions hereinafter set forth an irrevocable option (the "OPTION") to acquire during the period described in Section 2.2 all or any part of its Proportionate Number of all Issuances of Equity Securities including without limitation, its Proportionate Number in any Issuance of: (i) Equity Securities which are the subject of public offerings and private placements as referred to in Section 3.1, (ii) Equity Securities which are the subject of the Issuances referred to in Section 4.1,
(iii) the options, rights



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or warrants which are the subject of the Issuances referred to in Section 4.2,
(iv) the underlying Equity Securities issued upon the exercise of employee stock options or other benefits pursuant to the Issuances referred to in Section 4.3 provided that such Issuances shall only be dealt with in the manner set forth in
Section 4.3.

2.2 The Option shall expire and terminate at the earlier of such time as the CEC Percentage first becomes less than 45% (the "EXPIRY TIME") or six years from the date of this agreement.

3.        CONCERNING ISSUANCES BY WAY OF A PUBLIC OFFERING AND PRIVATE PLACEMENT

3.1 Upon any Issuance constituting a public offering or private placement of Equity Securities by Franklin for cash, CEC shall have the right to purchase at the time of closing of such public offering or private placement and at the price per Equity Security at which Equity Securities are being offered, all or any part of its Proportionate Number of such Equity Securities.

4.        CONCERNING ISSUANCES IN OTHER CIRCUMSTANCES

4.1 Other than as contemplated by Sections 4.2 or 4.3, upon any Issuance which does not constitute a public offering or private placement for cash by Franklin or upon the issuance by Franklin to any other party or parties of any Equity Securities in any circumstances in which CEC is not provided the opportunity to acquire its Proportionate Number of Equity Securities at the same time and on the same terms and conditions as the Equity Securities issued to the other party or parties, CEC shall have the option to acquire all or any part of its Proportionate Number of Equivalent Equity Securities and shall pay therefor (i) the same consideration per Equivalent Equity Security as was or is to be received by Franklin per Equity Security from such other party or parties, or
(ii) the fair market value of such non-cash consideration per Equivalent Equity Security as was or is to be received by Franklin per Equity Security from the other party or parties, as determined by the Board of Directors of Franklin. By way of illustration only, such Issuances may include an issuance of Equity Securities pursuant to a private placement which is




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not for cash, an amalgamation, a securities exchange take-over bid or an asset acquisition which includes all or partial consideration in the form of Equity Securities.

4.2 Upon the Issuance by Franklin to any other party or parties of any Equity Securities which involves the granting of an option to such third party or parties or the Issuance of rights or warrants (other than an offering of rights or warrants made to all holders of common shares of Franklin, including CEC) to acquire Equity Securities, CEC shall have the option to acquire such number of options, rights or warrants as will entitle it to acquire its Proportionate Number of Equity Securities, or alternatively Equivalent Equity Securities, on the identical terms and conditions, including exercise price, as such options, rights or warrants granted or issued to such third party or parties, and to pay therefor (i) the same consideration for such options, rights and warrrants as was or is to be received by Franklin from such other party or parties or (ii) the fair market value of such non-cash consideration for such options, rights or warrants as was or is to be received by Franklin from the other party or parties, as determined by the Board of Directors of Franklin.

4.3 In connection with the Issuance by Franklin of employee stock options or other forms of employee benefits relating to Equity Securities (other than those excluded by Section 4.4) to the directors, officers or employees of Franklin, CEC shall be entitled to acquire, as and when the holder of such option or benefit acquires his or her Equity Securities upon his or her exercising such option or benefit from time to time, its Proportionate Number of Equity Securities, or alternatively Equivalent Equity Securities at such time, and shall pay therefor the prevailing Current Market Price, for such Equity Securities or Equivalent Equity Securities, as the case may be, at the date of exercise by CEC of the Option.

4.4 Notwithstanding anything to the contrary herein contained, CEC shall not have the option to acquire any securities of Franklin upon the Issuance of Equity Securities upon the exercise of:

     (a) stock options outstanding at the date of this agreement including the options on 550,000 common shares granted on the date of this agreement; or


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     (b)  stock options granted within six months after the date hereof, provided that the number of such options granted within such six month period does not exceed the number of stock options terminated within such six month period by reason of termination of employment of the persons holding such options at the date of this agreement; or


     (c) the warrants to purchase 100,000 shares of Franklin outstanding at the date of this agreement; or


     (d) any Issuance pursuant to the Jiro Agreement referred to in Section 2.4(b) of the Purchase Agreement.

4.5 In the event of an Issuance of the nature set out in Sections 3 or 4, Franklin shall prior to making such Issuance, obtain the prior approval to the listing of the Equity Securities to be issued as aforesaid, including such prospective number as may be issued upon the exercise of the Option by CEC, from the Stock Exchanges and in addition Franklin shall obtain the prior approval in respect of such Issuance from all other regulatory authorities, as applicable. CEC shall file such documentation as may reasonably be required of it in connection with any such Issuance.

5.        NOTICE OF ISSUANCES AND METHOD OF EXERCISE

5.1 Other than as contemplated in Section 5.4, not more than 25 business days nor less than 15 business days prior to an Issuance, Franklin shall furnish to CEC a notice (the "NOTICE") setting out the terms of such Issuance including purpose, the name of the purchaser or acquiror of such shares or right, the pricing, the size and the timing of such Issuance. In the event such Issuance does not occur according to the terms stated, Franklin shall furnish to CEC, a subsequent Notice, to which Notice CEC shall respond as provided in Section 5.2.

5.2 CEC shall, within 15 business days of receipt of the Notice, respond in writing to Franklin indicating whether it intends to exercise its Option with respect to such Issuance and if




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so whether it intends to acquire any or all of its Proportionate Number of
Equity Securities or Equivalent Equity Securities, as the case may be.

5.3 Except as contemplated in Sections 3.1, the closing of the CEC Issuance shall occur upon the later of the closing of the Issuance and the 10th business day following the exercise of the Option under Section 5.2 or on some other date as may be mutually acceptable to CEC and Franklin, acting reasonably. CEC shall make payment for any Equity Securities or Equivalent Equity Securities, as the case may be, which it elects to acquire hereunder by certified cheque or bank draft payable to Franklin.

5.4 Subject to Section 4.4, upon an Issuance upon exercise of a stock option or other employee benefit pursuant to Section 4.3, Franklin shall furnish to CEC notice of an Issuance of Equity Securities and the terms of such Issuance within a period of five business days following the end of each month in respect of all such Issuances during the previous month. CEC may exercise its Option to purchase Equivalent Equity Securities at any time prior to the 20th business day following the receipt by CEC from Franklin of such notice.

5.5 Upon such exercise and payment by CEC and upon compliance with applicable laws and regulations relating thereto, Franklin shall forthwith cause its registrar and transfer agent to deliver to CEC a definitive certificate or certificates registered in the name of CEC, or as CEC may otherwise lawfully direct in writing, representing in the aggregate such number of Equity Securities or Equivalent Equity Securities, as the case may be, as CEC shall have then paid for and acquired.

5.6 Notwithstanding the foregoing, in the event Franklin is proposing to make a public offering on a "bought deal" basis, then the time frame within which CEC shall be required to respond to Franklin's notice shall be 48 hours.

6.        MARKET PURCHASES

6.1 The provisions hereof shall not prevent CEC from either acquiring or disposing of Equity Securities from time to time in the open market or by private contract or otherwise.



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7.        REFERRAL

7.1 Franklin and CEC acknowledge that in the event any question arises as to a determination of the Current Market Price or any other term or provision hereof of a fiscal nature (other than the determination by the Board of Directors of Franklin of the fair market value in money, referred to in Section 4 above), such question or matter shall be referred to a firm of chartered accountants mutually agreed upon by Franklin and CEC, acting reasonably (or failing agreement by a justice of the Court of Queen's Bench of Alberta), whose determination upon such fiscal matters shall be conclusive and binding upon Franklin and CEC.

8.        NOTICES

8.1 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sufficiently given if it is delivered or telecopied to the parties at their respective addresses as follows:

                  If to Franklin, at:       Franklin Supply Company Ltd.
                                            1900, 300 Fifth Avenue S.W.
                                            Calgary, Alberta
                                            T2P 3C4

                                            Attention:  President

                                            Telecopy: (403) 265-1968

                  If to CEC, at:            Continental Emsco Company
                                            c/o 6600 Texas Commerce Tower
                                            Houston, Texas 77002 3007

                                            Attention: Corporate Secretary

                                            Telecopy: (713) 227-7850

Any notice so given shall be conclusively deemed to have been given and received when personally delivered or telecopied. Either party may change its address for notice hereunder by notice given in the foregoing manner.


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9.        MISCELLANEOUS

9.1 Each party shall from time to time, and at all times, do all such further acts and execute and deliver all such further deeds, documents and assurances as shall reasonably be required in order to fully perform and carry out the terms of this Agreement.

9.2 The headings of the sections of this Agreement are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

9.3 This Agreement may not be assigned by either party hereto; provided, however, that CEC may: (a) assign any of its rights to purchase Equity Securities or Equivalent Equity Securities hereunder in whole or in part with respect to any particular issuance of Equity Securities, to one or more Affiliates of CEC, without the prior consent of Franklin provided that Franklin shall only be required to deal with CEC with respect to any Issuance; or (b) assign this agreement in whole to any party or parties purchasing all or substantially all of the Equity Securities owned by CEC and its Affiliates, without the prior consent of Franklin.

9.4 This Agreement shall enure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

9.5 This Agreement shall be subject to applicable securities laws and other laws and regulations of applicable securities authorities (including without restricting the generality thereof, the respective by-laws and rules of the Stock Exchanges upon which the Equity Securities are listed) and in the event of any change in such laws and regulations which affects any provision of this agreement, the parties hereto covenant and agree to use their best efforts to amend such provision and any other provisions hereof which shall require consequential amendments to the end that this agreement would be in compliance with such laws and regulations and would provide for substantially equivalent rights to CEC and Franklin as each of them had prior to such change in laws and regulations.

9.6 This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.

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9.7 Time is of the essence of this Agreement.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                               FRANKLIN SUPPLY COMPANY LTD.


                               Per:
                                   ----------------------------------------

                               Per:
                                   ----------------------------------------


                               CONTINENTAL EMSCO COMPANY


                               Per:
                                   ----------------------------------------

                               Per:
                                   ----------------------------------------